EXHIBIT 99.1

Layne Christensen Company Provides Preliminary Fourth Quarter and Fiscal 2012 Financial Information and Schedules Release of Financial Results and Conference Call for Thursday, April 12, 2012

MISSION WOODS, Kan., March 22, 2012 (GLOBE NEWSWIRE) -- Layne Christensen Company (Nasdaq:LAYN) ("Layne" or "the Company"), today announced that it expects to record a non-cash after-tax impairment charge in the fourth quarter of its fiscal year ended January 31, 2012 of between $70 and $80 million, primarily to reduce goodwill and intangible assets.

Rene Robichaud, Chief Executive Officer of Layne, commented, "A substantial portion of the impairment charge is the result of on-going weakness in municipal spending due to the poor  economic environment which has adversely affected our Water Infrastructure Group. We expect the economic conditions associated with our Water Infrastructure Group to continue at least through calendar 2012, and are forecasting only modest growth in this group for the year. The remainder of the impairment charge is related to the changes in our corporate strategy that we began implementing during the fourth quarter of fiscal year 2012."

Mr. Robichaud continued, "Despite the economic headwinds experienced by the Water Infrastructure Group as a whole, we expect our Inliner and Geoconstruction businesses to have record revenues and earnings for fiscal year 2012. Our Mineral Exploration division performed extremely well in fiscal 2012 as well, and we expect another record performance in fiscal 2013."

"Although the anticipated non-cash impairment charge will have a significant negative effect on our financial results for the fourth quarter, they do not affect the Company's liquidity, cash flows from operations or the calculation of financial ratios under our credit facilities."

Mr. Robichaud concluded, "Layne is focusing on its higher margin and growing industry sectors. Our management team approaches these opportunities with a renewed spirit of collaboration based on our Company's core values of safety, sustainability, integrity and excellence. Our long-standing global presence generates tremendous opportunities both in the U.S and in developing countries. We are excited about realizing the full potential of Layne's unique ability to provide responsible solutions to the world of natural resources- water, mineral and energy. We believe that our future is bright."

Including the impairment charge, the Company anticipates that its net loss will be in the range of $70 to $80 million, or $3.59 to $4.07 per diluted share, for the fourth quarter, and $37 to $46 million, or $1.93 to $2.41 per diluted share, for fiscal year 2012. Excluding the impact of the impairment charge, the Company expects to be at or near break even for the fourth quarter, compared to net income last year of $8.7 million, or $0.45 per diluted share, and expects net income for fiscal year 2012 will be between $31 and $32 million, or $1.59 to $1.64 per diluted share, compared to net income last year of $30.0 million, or $1.53 per diluted share.

The weakness in the Company's estimated results in the fourth quarter of fiscal year 2012, excluding the impairment charge, is primarily a result of unexpected losses in the Water Resources and Heavy Civil segments. The losses in Water Resources are due to continued margin pressures from weak municipal markets and further unexpected losses in our water treatment initiatives. The losses in Heavy Civil are due to similar margin pressures, as well as unexpected project delays and cost overruns.

These preliminary impairment and earnings estimates are subject to the risks and uncertainties outlined below in "Forward Looking Statements", are unaudited and have not yet been finalized. Therefore, information regarding these periods is subject to change, and actual results may differ from these preliminary estimates.

The Company is currently exploring strategic alternatives for the Energy exploration and production business segment, and an additional charge may be required in fiscal 2013 should those alternatives include a sale at less than its current book value of approximately $50 million.

Internal Investigation

As previously reported, in connection with the Company updating its Foreign Corrupt Practices Act ("FCPA") policy, questions were raised internally in late September 2010 about, among other things, the legality of certain payments by the Company to agents and other third parties interacting with government officials in certain countries in Africa. The Audit Committee of the Board of Directors engaged outside counsel to conduct an internal investigation to review these and other payments with assistance from two outside accounting firms. The internal investigation, which is continuing, has found documents and information suggesting that improper payments, which may violate the FCPA and other local laws, were made over a considerable period of time, by or on behalf of, certain foreign subsidiaries of the Company to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes, the importing of equipment and the employment of expatriates. The Company has made a voluntary disclosure to the United States Department of Justice and the Securities and Exchange Commission regarding the results of the investigation and is fully cooperating with these agencies in connection with their review of the matter.

Revisions to Business Reporting Segments

Layne has historically reported on three business divisions: Water Infrastructure, Mineral Exploration, and Energy. Beginning with the fourth quarter of fiscal year 2012, the Company will begin separately reporting four business segments that previously comprised its Water Infrastructure Group. This change is an outgrowth of the Company's strategic business planning process and to reflect the operational focus of our Chief Operating Officer and new Chief Executive Officer. The four Water Infrastructure Group segments are:

  Water Resources (focused on hydrologic design and supply exploration, well and intake construction, well and pump rehabilitation and water and wastewater treatment solutions);
  Inliner (offering a diverse range of wastewater pipeline and structure rehabilitation services, including our proprietary Inliner cured-in-place pipeline rehabilitation);
  Heavy Civil (providing design and construction of water and wastewater treatment plants, as well as pipeline installation, to municipal and industrial customers); and
  Geoconstruction (providing specialized geotechnical construction services focused primarily on soil stabilization and subterranean structural support).

In addition to these four segments, the Company will continue to report on its Mineral Exploration and Energy segments.

Financial Results Conference Call

Layne is continuing to evaluate these matters, and will provide additional details when it issues its financial results for the fourth quarter and fiscal year ended January 31, 2012 on Thursday, April 12, 2012 before the opening of the stock market. Rene Robichaud, President & CEO, and Jerry W. Fanska, Senior Vice President – Finance, will conduct a conference call at 11:00 AM ET / 10:00 AM CT that morning. Interested parties may participate in the call by dialing (877) 212-6082 (Domestic) or (707) 287-9332 (International).

The conference call will also be broadcast live via the Investor Information sector of Layne's website at www.layne.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website for approximately 90 days.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management's intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "should," "intended," "continue," "believe," "may," "hope," "anticipate," "expects," "goal," "forecast," "plan," "estimate" and similar words or phrases, including, without limitation, statements regarding our estimated impairment charges, estimated results of operations, corporate strategy and future demand for our services. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to: the outcome of our final accounting and audit for fiscal year 2012; the outcome of the ongoing internal investigation into, among other things, the legality, under the Foreign Corrupt Practices Act and local laws, of certain payments to agents and government officials in certain countries in Africa relating to the payment of taxes, the importing of equipment and the employment of expatriates (including any government enforcement action which could arise out of the matters under review or that the matters under review may have resulted in a higher dollar amount of payments or may have a greater financial or business impact than management currently anticipates), our ability to execute on our new corporate strategy, prevailing prices for various commodities, slowdowns in the Company's major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry and exploration for and development and production of oil and gas, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, economic and political conditions and foreign currency fluctuations that may affect results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2011 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Layne undertakes no obligation to review or update any forward looking statements to reflect events or circumstances occurring after the date of this press release.

Layne is a global solutions provider to the world of essential natural resources —water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, integrity and excellence.

The Layne Christensen Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3466

CONTACT: Layne Christensen Company
         Jerry W. Fanska
         Sr. Vice President Finance - Treasurer
         913-677-6858
         www.layne.com

         The Equity Group, Inc.
         Devin Sullivan
         Senior Vice President
         212-836-9608
         DSullivan@equityny.com